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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated December 8, 2000, except for the second paragraph of Note 1, as to which the date is February 1, 2001 relating to the combined financial statements and financial statement schedule of Agere Systems Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PRICEWATERHOUSECOOPERS LLP
                                          --------------------------------------
Florham Park, New Jersey

March 15, 2001